UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2008

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Resignation of Certain Officers.

On April 4, 2008 Jeff Finkelstein resigned from our company for personal reasons, and he did not have any disagreement with our company or any matter relating to our operations, policies or practices.

 (c)           Appointment of Certain Officers.

On April 9, 2008 our Board of Directors appointed David A. Dodge as our interim Chief Financial Officer.

Mr. Dodge previously served as Vice President and Chief Financial Officer of NeoMedia Technologies, Inc. (OTCBB:NEOM), a publicly traded software development company, from 2002 to 2007.  From 1999 to 2002, prior to assuming Chief Financial Officer responsibilities, Mr. Dodge held the positions of Financial Reporting Manager and Financial Planning Director at NeoMedia.  Before joining NeoMedia, Mr. Dodge was an auditor with Ernst & Young LLP from 1997 to 1999.  Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: April 9, 2008                                                                   By:        /s/ Dave Warkentin
Dave Warkentin
President and Chief Executive Officer